UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2005

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Spansion LLC Revolving Credit Facility

On September 19, 2005, Spansion LLC (“Spansion”), a majority owned subsidiary of Advanced Micro Devices, Inc., entered into a new revolving facility credit agreement with Bank of America, N.A., as Agent, and the other financial institutions party thereto, in the aggregate amount of up to $175 million. Upon the restructuring of Spansion into a corporate structure in connection with an initial public offering (the “IPO”), Spansion Inc., a newly formed corporation which would become the parent company of Spansion, will be required to: (i) become a party to the revolving credit facility; (ii) comply with certain of the representations, warranties and covenants in the revolving credit facility; and (iii) execute a guaranty in favor of the Agent to guarantee Spansion’s obligations under the revolving credit facility.

The actual amount available for borrowing under the revolving credit facility will be based on 85 percent of the accounts receivable meeting eligibility requirements plus 75 percent of the appraised fair market value of Spansion’s Fab 25 facility in Austin, Texas. Spansion pledged the stock of its domestic subsidiaries, the Fab 25 facility (other than production equipment located therein), and its personal property as collateral to secure amounts outstanding under the revolving credit facility. Spansion’s equipment, inventory and intellectual property, as well as the assets and stock of its foreign subsidiaries were excluded from the collateral.

Amounts borrowed under the revolving credit facility bear interest at a rate equal to the “base rate,” which is the prime rate calculated by the Agent in Charlotte, North Carolina, or the London Interbank Offered Rate, or LIBOR, plus in each case a margin ranging from 1.25% to 2.0% for LIBOR Loans and -0.25% to 0.50% for base rate loans. Borrowings must be used to refinance existing indebtedness and for working capital purposes and must be repaid no later than September 19, 2010.

Pursuant to the terms of the revolving facility credit agreement, and subject to certain exceptions, Spansion and its subsidiaries are not permitted, among other things, to:

•	enter into any mergers, consolidations or sales of property except for the restructuring of Spansion that will occur in connection with the IPO, or sales of inventory, equipment and assets in the ordinary course of business;

•	make any distributions except for specified future distributions to Spansion Inc.;

•	make investments, except for the purchase of inventory, equipment and intellectual property in the ordinary course of business, unless Spansion meets minimum liquidity requirements consisting of availability under the revolving credit facility plus domestic cash of at least $50 million prior to December 31, 2005 (or if earlier, an IPO) and $200 million thereafter. However, investments are limited to no more than a total of $50 million while the reduced minimum liquidity requirement is in place;

•	incur additional debt other than the debt to be incurred concurrently with the IPO, capital leases, debt incurred by Spansion’s foreign subsidiaries, and in limited cases, loans to subsidiaries;

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•	engage in transactions with affiliates unless in the normal course of business, negotiated on arms-length terms and the transactions are disclosed to the Agent;

•	incur any new liens except for equipment leases and loans; and

•	prepay any debt, except that debt of foreign subsidiaries maybe prepaid by the applicable foreign subsidiary and Spansion may prepay any debt as long as after such repayment, Spansion meets minimum liquidity requirements consisting of availability under the revolving credit facility plus domestic cash of at least $250 million.

If the availability under the revolving credit facility is less than or equal to $35 million during a fiscal quarter, Spansion will also be required to maintain EBITDA, on a consolidated basis, on the last day of each of the fiscal quarter as follows:

Period Ending	EBITDA
12/25/2005	$225,000,000
03/26/2006	$300,000,000
07/02/2006	$375,000,000
10/01/2006	$450,000,000
12/31/2006	$500,000,000

Beginning in 2007, the required EBITDA level will be determined by the Agent based on Spansion’s business projections.

Amounts outstanding under the revolving credit facility may become due and payable on demand upon the occurrence of specified events with respect to Spansion or Spansion Inc., as applicable, including: failure to pay any obligations under the revolving credit facility that have become due; breach of any representation or warranty made by Spansion or Spansion Inc., as applicable; failure to report certain financial information to the Agent; failure by Spansion Inc. to execute a guaranty in favor of the Agent after the IPO; failure to repay third party debt of outstanding principal amount exceeding $25 million; filings or proceedings in bankruptcy; judgments or awards entered against either Spansion or Spansion Inc., as applicable, of $10 million or more that remain for 30 days after the entry thereof; termination, revocation or voidance of any liens securing the obligations under the revolving credit facility, other than for any reason other than the failure by the Agent to perfect its liens; a change of control by which a person or group would acquire more than 30% of the combined voting power of all then-issued and outstanding voting interests of Spansion or Spansion, Inc., as applicable; and foreclosure on the Fab 25 facility.

Spansion Japan Limited Revolver

On September 20, 2005, Spansion Japan Limited (“Spansion Japan”), a wholly owned subsidiary of Spansion, executed an amendment to its existing revolving facility credit agreements and related ancillary agreements (the “Revolver”) with certain Japanese financial institutions (the “Amendment”). The primary purpose of the Amendment was to exclude Spansion Japan’s U.S. Dollar denominated accounts receivable from Fujitsu Limited (the “U.S. Accounts Receivable”) from the amounts held in trust pursuant to the terms of the accounts receivable trust agreement. Pursuant to the Amendment, U.S. Accounts Receivable

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do not secure the amounts outstanding under the Revolver. As a result of the exclusion of the U.S. Accounts Receivable described above, the aggregate loan amount available under the Revolver was decreased from 15 billion yen to 10.5 billion yen (or approximately $94 million as of September 20, 2005). Specifically, Tranche A decreased from 6.0 billion yen to 4.2 billion yen (or approximately $38 million as of September 20, 2005), and Tranche B decreased from 9.0 billion yen to 6.3 billion yen (or approximately $57 million as of September 20, 2005). In addition, the Amendment provides that on either September 26, 2005 or December 26, 2005 either party can terminate the Revolver or reduce the amounts available under Tranche A or Tranche B by giving the other party ten business days prior written notice.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2005, Spansion borrowed approximately $60 million pursuant to the terms of the revolving facility credit agreement between Spansion and Bank of America, N.A., as Agent, and the lenders signatories thereto. The material terms to the revolving facility credit agreement are hereby incorporated by reference from Item 1.01 — “Spansion LLC Revolving Credit Facility” above.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1(a)	Credit Agreement, dated September 19, 2005 among the financial institutions named herein as the Lenders, and Bank of America, N.A. as the Agent, Banc of America Securities LLC as the Sole Lead Arranger and Sole Book Manager, and Spansion LLC as the Borrower.

10.1(b)	Security Agreement, dated September 19, 2005 between Spansion LLC and Bank of America, N.A.

10.1(c)	Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement effective as of September 19, 2005 by Spansion LLC and PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A.

10.2(a)	Amendment Agreement to the Revolving Line Agreement (A) among Spansion Japan Limited and the financial institutions set forth as Lenders A and MIZUHO CORPORATE BANK, LTD.

10.2(b)	Amendment Agreement to the Revolving Line Agreement (B) among Spansion Japan Limited and the financial institutions set forth as Lenders A and MIZUHO CORPORATE BANK, LTD.

10.2(c)	Amendment Agreement to the Accounts Receivable Trust Agreement among Spansion Japan Limited and Mizuho Trust & Banking Co., Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: September 22, 2005	By:	/s/ Robert J. Rivet
Robert J. Rivet
Executive Vice President and Chief Financial Officer

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